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                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement                              [_] Confidential, for Use of the Commission Only (as
                                                                   permitted by Rule 14a-6(e)(2))
  [_] Definitive Proxy Statement

  [X] Definitive Additional Materials

  [_] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                       Frank Russell Investment Company
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fees paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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  (2)  Form, Schedule or Registration Statement No.:

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  (3)  Filing Party:

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  (4)  Date Filed:

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Dear Russell Investment Program Participants

     We are asking for you to vote in an upcoming proxy solicitation for several FRIC Funds. It is very important to receive votes from as many shareholders as possible, so please exercise your right to vote at your earliest convenience.

     You will receive your proxy materials sometime after July 16th. FRIC's Board of Trustees has recommended approval of each of the proposals contained in the proxy materials, and we hope that you will take a moment to participate in this important process.

     Shareholders are being asked to approve the following items (For additional information, you may contact D.F. King & Co, Frank Russell Investment Company's designated information agent, at 800-628-8510.):

Equity Income Fund and Equity III Fund

     . A fund reorganization: Shareholders of Equity Income Fund and Equity III Fund are being asked to approve a proposed reorganization of these two funds and the Select Value Fund.

     .    Elect three members of the Board of Trustees of FRIC

Other Frank Russell Investment Company (FRIC) Funds Proposed Changes

     . Approve changes to most of the FRIC funds' fundamental investment objectives. The proposed changes are designed to clarify the investment objectives and, by doing so, avoid possible investor confusion, facilitate the efforts of FRIMCo to conduct the investment programs of the Funds and reduce administrative burdens associated with clarifying the meaning of and monitoring compliance with the current investment objectives.

     . Approve the reclassification of the investment objective of most of the FRIC funds from "fundamental" to "non-fundamental". This change is proposed in order to provide additional flexibility to conduct the investment program of each Fund in response to changing market conditions and circumstances without imposing the cost of a proxy solicitation upon the shareholders of the Fund.

     .    Elect three members of the Board of Trustees of FRIC

The voting process can be done by mail, online at https://vote.proxy-direct.com,
                                                  -----------------------------
via telephone, or facsimile. In order to vote online, you will need to have the control number from each proxy card you receive. Thank you for your participation.

Sincerely

/s/ Michelle Flintoff

Michelle Flintoff
Program Administrator
Russell Investment Program

Russell Fund Distributors, Inc. is the distributor of Frank Russell Investment Company.

RC 3113
Date of First Use: July 22, 2003.
This material must be preceded or accompanied by a current Frank Russell Investment Company Prospectus.